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                                                                   EXHIBIT 10.10


This Mortgage was prepared by,                         This document is intended
and when recorded should be returned to:                       to be recorded in
                                                 Cherokee County, South Carolina

Jeffrey J. Temple, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
(212) 819-8729
1107993-0083

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING
                          STATEMENT AND FIXTURE FILING

                                    made by

                         R. J. REYNOLDS TOBACCO COMPANY,

                                as the Mortgagor,

                                       to

                              JPMorgan Chase Bank,
 as Administrative Agent and Collateral Agent for Various Lending Institutions,
                                as the Mortgagee

THIS MORTGAGE CONSTITUTES A FIXTURE FINANCING STATEMENT FILING PURSUANT TO
SECTION 36-9-402 OF THE SOUTH CAROLINA CODE OF LAWS

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MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING
                          STATEMENT AND FIXTURE FILING

                  THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING dated as of July 30, 2004 (as amended, modified or supplemented from time to time, this "Mortgage") made by R. J. Reynolds Tobacco Company, a North Carolina Corporation (the "Mortgagor"), having an address at 401 North Main Street, Winston-Salem, North Carolina 27102 as the Mortgagor to JPMorgan Chase Bank, (together with any successor Mortgagee, the "Mortgagee"), having an address at 270 Park Avenue, New York, NY 10017, as Administrative Agent and Collateral Agent for the benefit of the Secured Creditors (as defined below).

                  All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement described below.

                                   WITNESSETH:

                  WHEREAS, Reynolds American Inc. (the "Parent"). R.J. Reynolds Tobacco Holdings, Inc. (the "Borrower"), the various lending institutions from time to time party thereto (the "Lenders") and the Mortgagee, as Administrative Agent, have entered into a Credit Agreement, dated as of May 7, 1999, as amended and restated as of November 17, 2000, as further amended and restated as of May 10, 2002, and further amended and restated as of July 30, 2004, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, in the aggregate principal amount of up to $486,250,000, all as contemplated therein (with the Lenders, each Letter of Credit Issuer, the Administrative Agent, the Senior Managing Agents, and the Collateral Agent being herein collectively called the "Lender Creditors")(as the same may be further amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lender or holders, the "Credit Agreement"; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (x) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (y) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

                  WHEREAS, the Parent and/or one or more of its Subsidiaries has from time to time entered into, and/or may in the future from time to time enter into, one or more (i) interest

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rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement with a Hedging Creditor (as hereinafter defined), together with the Existing Interest Rate Swap Agreement, a "Secured Hedging Agreement"), with any Lender or any affiliate thereof or a syndicate of financial institutions organized by a Lender or an affiliate of a Lender (even if any such Lender ceases to be a Lender under the Credit Agreement for any reason) (any such Lender, affiliate or other financial institution that participates therein, together with Calyon (as counterparty to the Existing Interest Rate swap Agreement), and in each case their subsequent successors and assigns collectively, the "Hedging Creditors", and together with the Lender Creditors, the "Lender Secured Creditors");

                  WHEREAS, the Borrower and the trustee thereunder (the "Existing Senior Notes Trustee"), on behalf of the holders of the Existing Senior Notes (such holders, together with the Existing Senior Notes Trustee, the "Existing Senior Notes Creditors"), have from time to time entered into, and may in the future from time to time enter into, one or more Indentures (collectively, as amended, modified or supplemented from time to time, the "Existing Senior Notes Indenture" and, together with the Existing Senior Notes, the "Existing Senior Notes Documents") providing for the issuance of Existing Senior Notes by the Borrower in the original principal amount of $700,000,000;

                  WHEREAS, the Borrower and the trustee or trustees thereunder (collectively, the "Refinancing Senior Notes Trustee"), on behalf of the holders of the Refinancing Senior Notes (such holders, together with the Refinancing Senior Notes Trustee, the "Refinancing Senior Notes Creditors", and together with the Lender Secured Creditors and the Existing Senior Notes Creditors, the "Secured Creditors"), may from time to time enter into one or more Indentures (collectively, as amended, modified or supplemented from time to time, the "Refinancing Senior Notes Indenture" and, together with the Refinancing Senior Notes, the "Refinancing Senior Notes Documents") providing for the issuance of Refinancing Senior Notes by the Borrower, in the original principal amount of $750,000,000;

                  WHEREAS, pursuant to the Subsidiary Guaranty, the Mortgagor has (together with the other Subsidiaries of the Borrower party thereto) jointly and severally guaranteed to the Lender Secured Creditors the payment when due of the Guaranteed Obligations (as and to the extent defined in the Subsidiary Guaranty);

                  WHEREAS, the Mortgagor has guaranteed to the Existing Senior Notes Creditors the payment when due of principal, premium (if any) and interest on the Existing Senior Notes;

                  WHEREAS, the Mortgagor has guaranteed to the Refinancing Senior Notes Creditors the payment when due of principal, premium (if any) and interest on the Refinancing Senior Notes;

                  WHEREAS, the Mortgagor is owner of the fee simple title to the Property (as hereinafter defined), subject to Permitted Liens;

                                      -2-

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                  WHEREAS, the Credit Agreement requires this Mortgage be
executed and delivered to the Mortgagee by the Mortgagor and the Secured Hedging Agreements, the Existing Senior Notes Indenture and the Refinancing Senior Notes Indenture, require that this Mortgage secure the respective Obligations as provided herein; and

                  WHEREAS, the Mortgagor desires to enter into this Mortgage to satisfy the condition in the preceding paragraph and to secure (and this Mortgage shall secure) the following:

                  (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Mortgagor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which the Mortgagor is a party (including, without limitation, indemnities, fees and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)), as described in Schedule I hereto and the due performance of and compliance by the Mortgagor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or liabilities with respect to Secured Hedging Agreements, being herein collectively called the "Credit Document Obligations");

                  (ii) in accordance with Section 29-3-50 of the South Carolina Code of Laws (1976), as amended, all future advances and re-advances that may subsequently be made to the Mortgagor under the Credit Agreement and evidenced by the Notes, Loans, commitments or other notes or instruments, and all modifications, renewals, or extensions thereof, the maximum amount of all Credit Document Obligations outstanding at one time secured by this Mortgage not to exceed $486,250,000, plus interest thereon, attorneys' fees and court costs;

                  (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Mortgagor, now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement (including, all obligations, if any, of the Mortgagor under the Subsidiary Guaranty in respect of Secured Hedging Agreements), and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding, and the due performance and compliance by the Mortgagor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities under this clause (ii) being herein collectively called the "Hedging Obligations");

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                  (iv)     the full and prompt payment when due (whether at the
         stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Mortgagor owing to the Existing Senior Notes Creditors (including, without limitation, indemnities, fees and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)), now existing or hereafter incurred under, arising out of or in connection with any Existing Senior Notes Document, including, all obligations, if any, of the Mortgagor under any guaranty in respect of the Existing Senior Notes and the due performance and compliance by the Mortagor with the terms of each such Existing Senior Notes Document (all such obligations and liabilities under this clause (iii) being herein collectively called the "Existing Senior Notes Obligations");

                  (v) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Mortgagor owing to the Refinancing Senior Notes Creditors (including, without limitation, indemnities, fees and interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)), now existing or hereafter incurred under, arising out of or in connection with any Refinancing Senior Notes Document, including, all obligations, if any, of the Mortgagor under a guaranty in respect of the Refinancing Senior Notes and the due performance and compliance by the Mortgagor with the terms of each such Refinancing Senior Notes Document (all such obligations and liabilities under this clause (iv) being herein collectively called the "Refinancing Senior Notes Obligations");

                  (vi) any and all sums advanced by the Mortgagee in order to preserve or protect its lien and security interest in the Property;

                  (vii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Mortgagor and/or the Borrower referred to above after an Event of Default (as hereinafter defined) shall have occurred and be continuing, all expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Property, or of any exercise by the Mortgagee of its rights hereunder, together with reasonable attorneys' fees and disbursements (as set forth in Section
         4.09 hereof) and court costs;

                  (viii) any and all other indebtedness now owing or which may hereafter be owing by the Mortgagor to the Mortgagee, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due; and

                  (ix) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through (vii) above;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (viii) above being herein collectively called the "Obligations", provided that notwithstanding the foregoing, (i) the Existing Senior Notes Obligations shall be excluded from the Obligations to the extent the Existing Senior Notes Documents do not require the Existing Senior Notes Obligations to be secured pursuant to this Mortgage, and (ii) the Refinancing Senior Notes Obligations shall be excluded from the Obligations to the extent the Refinancing Senior Notes Documents do not require the Refinancing Senior Notes Obligations to be secured pursuant to this Mortgage. The maximum amount of all Obligations outstanding at one time secured by this Mortgage shall not exceed $1,936,250,000, plus interest thereon, attorneys' fees and court costs. The stated last maturity date of the Obligations, if not sooner paid or hereafter extended, is no later than February 13, 2006 (or, if the Existing Senior Notes due on May 15, 2006 have been refinanced in full with the proceeds of a new issuance or issuances of Refinancing Senior Notes in an aggregate principal amount equal to at least the aggregate principal amount of such Existing Senior Notes so refinanced on or prior to February 13, 2006, January 30, 2007), as such date may be extended for such Lender pursuant to Section 1.13 of the Credit Agreement.

                  NOW, THEREFORE, as security for the Obligations and in consideration of the sum of ten dollars ($10.00) and the other benefits accruing to the Mortgagor, the receipt and sufficiency of which are hereby acknowledged, THE MORTGAGOR HEREBY MORTGAGES, GIVES, GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, CONVEYS AND CONFIRMS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER FOR THE BENEFIT OF THE SECURED CREDITORS, TOGETHER WITH POWER OF SALE (subject to applicable law) all of the Mortgagor's estate, right, title and interest, whether now owned or hereafter acquired, whether as lessor or lessee and whether vested or contingent, in and to all of the following:

                  A. The land described in Exhibit A hereto, together with all rights, privileges, franchises and powers related thereto which are appurtenant to said land or its ownership, including all minerals, oil and gas and other hydrocarbon substances thereon or therein; waters, water courses, water stock, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), sewer rights, shrubs, crops, trees, timber and other emblements now or hereafter on, under or above the same or any part or parcel thereof (the "Land");

                  B. All buildings, structures, tenant improvements and other improvements of every kind and description now or hereafter located in or on the Land, including, but not limited to all machine shops, structures, improvements, rail spurs, dams, reservoirs, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements of every kind and description now or hereafter erected or placed on the Land; and all additions and betterments thereto and all renewals, alterations, substitutions and replacements thereof (collectively, the "Improvements");

                  C. All fixtures, attachments, appliances, equipment, machinery, building materials and supplies, and other tangible personal property, now or hereafter attached to said Improvements or now or at any time hereafter located on the Land and/or Improvements includ-ing, but not limited to, artwork, decorations, draperies, furnaces, boilers, oil burners, piping, plumbing, refrigeration, air conditioning, lighting, ventilation, disposal and sprinkler systems, elevators, motors, dynamos and all other equipment and machinery, appliances, fittings and fixtures of every kind located in or used in the operation of the Improvements, together with any and all replacements or substitutions thereof and additions thereto, including the proceeds of any sale or transfer of the foregoing (hereinafter sometimes collectively referred to as the "Equipment");

                  D. All surface rights, appurtenant rights and easements, rights of way, and other rights appurtenant to the use and enjoyment of or used in connection with the Land and/or the Improvements;

                  E. All streets, roads and public places (whether open or proposed) now or hereafter adjoining or otherwise providing access to the Land, the land lying in the bed of such streets, roads and public places, and all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land now or hereafter adjoining or used or intended to be used in connection with all or any part of the Land and/or the Improvements;

                  F. Any leases, lease guaranties and any other agreements, relating to the use and occupancy of the Land and/or the Improvements or any portion thereof, including but not limited to any use or occupancy arrangements created pursuant to Section 365(h) of he Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Land and/or the Improvements (collectively, "Leases");

                  G. All revenues, rents, receipts, income, accounts receivable, issues and profits of the Property (collectively, "Rents");

                  H. To the extent assignable, all permits, licenses and rights relating to the use, occupation and operation of the Land and the Improvements, any business conducted thereon or therein and any part thereof;

                  I. All real estate tax refunds payable to the Mortgagor with respect to the Land and/or the Improvements, and refunds, credits or reimbursements payable with respect to bonds, escrow accounts or other sums payable in connection with the use, development, or ownership of the Land or Improvements;

                  J. Any claims or demands with respect to any proceeds of insurance in effect with respect to the Land and/or the Improvements, including interest thereon, which the Mortgagor now has or may hereafter acquire and any and all awards made for the taking by eminent domain, condemnation or by any proceedings, transfer or purchase in lieu or in anticipation of the exercise of said rights, or for a change of grade, or for any other injury to or decrease in the value of the whole or any part of the Property;

                  K. Any zoning lot agreements and air rights and development rights which may be vested in the Mortgagor together with any additional air rights or development rights which have been or may hereafter be conveyed to or become vested in the Mortgagor; and

                  L. All proceeds and products of the conversion, voluntary or involuntary, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing; whether into cash, liquidated claims or otherwise.

                  All of the foregoing estates, right, properties and interests hereby conveyed to the Mortgagee may be referred to herein as the "Property". Notwithstanding the foregoing, the Property that secures the Existing Senior Notes Obligations and the Refinancing Senior Notes Obligations shall be limited to Property consisting of any shares of stock, indebtedness or other obligations of a Subsidiary of Parent or any Principal Property (as defined in the Existing Senior Notes Indenture and the Refinancing Senior Notes Indenture (in each case as in effect on the date hereof)) of the Mortgagor (the "Designated Trust Property"), all of which Collateral shall also ratably secure all other Obligations, and the Trust Property Proceeds (as defined in Section 4.04(a)) that are to be applied to the Existing Senior Notes Obligations and the Refinancing Senior Notes Obligations shall be limited to Trust Property Proceeds resulting from the sale of, and Rents and other amounts generated by the holding, leasing, management, operation or other use pursuant to this Mortgage of, the Designated Trust Property, with such Trust Property Proceeds to also be applied ratably to all other Obligations.

                  TO HAVE AND TO HOLD the above granted and described Property unto the Mortgagee and to its successors and assigns forever, and the Mortgagor hereby covenants and agrees on behalf of itself and its successors and assigns to warrant and defend the Property unto the Mortgagee; its successors and assigns against the claim or claims of all persons and parties whatsoever.

                  PROVIDED, HOWEVER, that if Obligations shall have been paid in cash at the time and in the manner stipulated therein and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Credit Documents shall have been performed, then, in such case the Mortgagee shall, subject to the provisions of Section
6.19 of this Mortgage, at the request and expense of the Mortgagor, satisfy this Mortgage (without recourse and without any representation or warranty) and the estate, right, title and interest of the Mortgagee in the Property shall cease, and upon payment to the Mortgagee of all reasonable costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, the Mortgagee shall cancel and surrender the estate and interest created by this Mortgage.

                                    ARTICLE I

                     REPRESENTATIONS, WARRANTIES, COVENANTS

                  1.01 Title to this Property. The Mortgagor represents and warrants: (a) it has good and marketable fee title to the Property, free and clear of any liens and encumbrances, other than Liens permitted under Section 8.03 of the Credit Agreement and any other easements, rights and claims of record (collectively "Permitted Liens"), and is lawfully seized and possessed of the Property; (b) this Mortgage is a valid first priority security interest and lien upon the Property subject to the Permitted Liens; (c) it has full power and authority to encumber the Property in the manner set forth herein; and (d) there are no defenses or offsets to this Mortgage or to the Obligations which it secures. The Mortgagor shall preserve such title and the validity and priority of this Mortgage and shall forever warrant and defend the same to the Mortgagee and the Mortgagee's successors and assigns against the claims of all persons and parties whatsoever. The Mortgagor shall take no action nor shall it fail to take any action which could result in an impairment of the lien of this Mortgage or which could form the basis for any Person(s) to claim an interest in the Property (including, without limitation, any claim for adverse use or possession or any implied dedication or easement by prescription other than leases permitted under the Credit Agreement). If any Lien (other than Permitted Liens) is asserted against the Property, the Mortgagor shall promptly, at its expense: (a) provide the Mortgagee with written notice of such Lien, including information relating to the amount of the Lien asserted; and (b) pay the Lien in full or take such other action to cause the Lien to be released, or, so long as the lien of this Mortgage is not compromised, contest the same pursuant to the provisions of the Credit Agreement. From and after the occurrence of an Event of Default, the Mortgagee may, but shall not be obligated, to pay any such asserted Lien if not timely paid by the Mortgagor.

                  1.02 Compliance with Law. The Mortgagor represents and warrants that it possesses all material certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operation, leasing and management of the Property, including, without limitation, all material environmental permits, all of which are in full force and effect and not the subject of any revocation proceeding, undisclosed amendment, release, suspension, forfeiture or the like. The present and contemplated use and occupancy of the Property does not conflict with or violate any such certificate, license, authorization, registration, permit or approval, including, without limitation, any certificate of occupancy which may have been issued for the Property. The Mortgagor will not take any action, or fail to take any required action, so as to compromise or adversely affect the zoning classification of the Property.

                  1.03 Payment and Performance of Obligations. Subject to the terms of the Credit Agreement, the Mortgagor shall pay all of the Obligations when due and payable without offset or counterclaim, and shall observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Mortgage, the other Credit Documents to which it is a party, the Secured Hedging Agreements, the Existing Senior Notes Documents and the Refinancing Senior Notes Documents (collectively, the "Secured Debt Agreements").

                  1.04 Maintenance, Repair, Alterations, Etc. The Mortgagor will: (i) keep and maintain the Property, to the extent used in the Mortgagor's day to day business, in good condition and repair (normal wear and tear excepted); (ii) make or cause to be made, as and when necessary, all material repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen which are necessary to so maintain the Property in the Mortgagor's reasonable business judgment; (iii) restore any Improvement, to the extent used in Mortgagor's day to day business, which may be damaged or destroyed so that the same shall be at least substantially equal to its value, condition and character immediately prior to the damage or destruction; (iv) not commit or permit any waste or deterioration (normal wear and tear excepted) of the Property, to the extent used in the Mortgagor's day to day business; (v) not permit any material Improvements, to the extent used in the Mortgagor's day to day business, to be demolished or substantially altered in any manner that substantially decreases the value thereof; (vi) promptly pay when due all claims for labor performed and materials furnished therefor or contest such claim and;
(vii) comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities having jurisdiction over the Property, as well as comply with the provisions of any lease, easement or other agreement affecting all or any part of the Property.

                  1.05 Required Insurance; Use of Proceeds. The Mortgagor will, at its expense, at all times provide, maintain and keep in force policies of property, hazard and liability insurance in accordance with Section 7.03 of the Credit Agreement with respect to the Property, together with statutory workers' compensation insurance with respect to any work to be performed on or about the Property. To the extent required under the Credit Agreement, the Mortgagor shall give prompt written notice to the Mortgagee of the occurrence of any material damage to or material destruction of the Improvements or the Equipment. In the event of any damage to or destruction of the Property or any part thereof, so long as a Noticed Event of Default has not occurred and is not continuing the Mortgagee will release any interest they have in the proceeds of any insurance to the Mortgagor on account of such damage or destruction and the Mortgagor may use such proceeds for repair restoration replacement or other business purposes as the Mortgagor may reasonably determine. In the event of foreclosure of the lien and interest of this Mortgage or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title and interest of the Mortgagor in and to all proceeds then payable under any policy of insurance required by this Mortgage shall inure to the benefit of and pass to the successor in interest of the Mortgagor, or the purchaser or mortgagor of the Property. After the occurrence of an Event of Default, the Mortgagee shall be afforded the right to participate in and approve the settlement of any claim made by the Mortgagor against the insurance company.

                  1.06 Preservation of Property. The Mortgagor agrees to pay for any and all reasonable and actual fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Mortgagee's liens on, and security interest in, the Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices (including stamp and mortgage or intangible recording taxes or other taxes imposed on the Mortgagee by virtue of its ownership of this Mortgage), which are imposed upon the recording of this Mortgage or thereafter, all reasonable attorneys' fees, payment or discharge of any taxes or Liens upon or in respect of the Property, premiums for insurance with respect to the Property and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Property and the Mortgagee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Property.

                  1.07 Condemnation. Should the Mortgagor receive any notice that a material portion of the Property or interest therein may be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner (a "Condemnation"), the Mortgagor, to the extent required under the Credit Agreement, shall give prompt written notice thereof to the Mortgagee. In the event of any Condemnation, after the occurrence and during the continuation of any Event of Default, the Mortgagee shall have the right to participate in any negotiations or litigation and shall have the right to approve any settlement. So long as no Noticed Event of Default has occurred and is continuing, the Mortgagee will release any interest they have in any and all compensation, awards, damages and proceeds paid to the Mortgagor or the Borrower on account of such Condemnation and the Mortgagor may use such compensation awards, damages and proceeds for repair, restoration, replacement or other business purposes as the Mortgagor may reasonably determine.

                  1.08 Inspections. The Mortgagor hereby authorizes the Mortgagee, its agents, employees and representatives, upon reasonable prior written notice to the Mortgagor (except in an emergency or following the occurrence and during the continuance of any Event of Default, in which case notice shall not be required) to visit and inspect the Property or any portion(s) thereof, all at such reasonable times and as often as the Mortgagee may reasonably request.

                  1.09 Transfers. Except as otherwise permitted in accordance with the terms of the Credit Agreement, no part of the Property or of any legal or beneficial interest in the Property shall be sold, assigned, conveyed, transferred or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by sale of stock or any interest in the Mortgagor, or by operation of law or otherwise).

                  1.10 After Acquired Property Interests. Subject to applicable law, all right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Property, hereafter acquired by, or released to, the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, and all conversions of the security constituted thereby (collectively, "After Acquired Property Interests"), immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described in the granting clauses hereof. The Mortgagor shall execute and deliver to the Mortgagee all such other assurances, mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the lien of this Mortgage. The Mortgagor hereby irrevocably authorizes and appoints the Mortgagee as the agent and attorney-in-fact of the Mortgagor to execute all such documents and instruments on behalf of the Mortgagor, which appointment shall be irrevocable and coupled with an interest, if the Mortgagor fails or refuses to do so within ten (10) days after a request therefor by the Mortgagee.

                                   ARTICLE II

                               SECURITY AGREEMENT

                  2.01 Grant of Security; Incorporation by Reference. This Mortgage shall, in addition to constituting a mortgage lien on and security interest in those portions of the Property classified as real property (including fixtures to the extent they are real property), constitute a security agreement within the meaning of the Uniform Commercial Code or within the meaning of the common law with respect to those parts of the Property classified as personal property (including fixtures to the extent they are personal property) to the extent a security interest therein can be created by this Mortgage. The Mortgagor hereby grants to the Mortgagee a security interest in and to the following property whether now owned or hereafter acquired (collectively, the "Secured Property") for the benefit of the Mortgagee to further secure the payment and performance of the Obligations:

                  (a) Those parts of the Property classified as personal property (including (i) fixtures to the extent they are personal property and (ii) personal property and fixtures that are leased, but only to the extent the Mortgagor can grant to the Mortgagee a security interest therein without breaching the terms of such lease);

                  (b) All general intangibles, contract rights, accounts and proceeds arising from all insurance policies required to be maintained by the Mortgagor and related to the Property hereunder;

                  (c) All proceeds of any judgment, award or settlement in any condemnation or eminent domain proceeding in connection with the Property, together with all general intangibles, contract rights and accounts arising therefrom;

                  (d) All permits, consents and other governmental approvals in connection with the construction of the Improvements or the operation of the Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest;

                  (e) All plans and specifications, studies, tests or design materials relating to the design, construction, repair, alteration or leasing of the Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest; and

                  (f) All cash and non-cash proceeds of the above-mentioned items.

                  The provisions contained in the Security Agreement are hereby incorporated by reference into this Mortgage with the same effect as if set forth in full herein. In the event of a conflict between the provisions of this
Article II and the Security Agreement, the Security Agreement shall control and govern and the Mortgagor shall comply therewith.

                  2.02 Fixture Filing and Financing Statements. This Mortgage constitutes a security agreement, fixture filing and financing statement as those terms are used in the Uniform Commercial Code. For purposes of this Section, this Mortgage is to be filed and recorded in, among other places, the real estate records of the County in which the Land is located and the following information is included: (1) the Mortgagor shall be deemed the "Debtor" with the address set forth for the Mortgagor on the first page of this Deed of Trust which the Mortgagor certifies is accurate; (2) the Mortgagee shall be deemed to be the "Secured Party" with the address set forth for the Mortgagee on the first page of this Mortgage and shall have all of the rights of a secured party under the Uniform Commercial Code; (3) this Mortgage covers goods which are or are to become fixtures on the real property described in Exhibit A attached hereto; (4) the name of the record owner of the land is the Debtor; (5) the organizational identification number of the Debtor is NC0711678 (6) the Debtor is a corporation, organized under the laws of the State of North Carolina; and (7) the legal name of the Debtor is R. J. Reynolds Tobacco

Company. The Debtor hereby authorizes the Mortgagee to file any financing statements and terminations thereof or amendments or modifications thereto without the signature of the Debtor where permitted by law.

                                   ARTICLE III

                    ASSIGNMENT OF LEASES, RENTS AND PROFITS

                  3.01 Assignment. The Mortgagor hereby absolutely, irrevocably and unconditionally sells, assigns, transfers and conveys to the Mortgagee all of the Mortgagor's right, title and interest in and to all current and future Leases and Rents, including those now due, past due, or to become due by virtue of any Lease or other agreement for the occupancy or use of all or any part of the Property regardless of to whom the Rents are payable. The Mortgagor intends that this assignment of Leases and Rents constitutes a present and absolute assignment and not an assignment for additional security only. Such assignment to the Mortgagee shall not be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon the Mortgagee. The Mortgagor covenants that the Mortgagor will not hereafter collect or accept payment of any Rents more than one month prior to the due dates of such Rents, and that no payment of any of the Rents to accrue for any portion of the Property (other than a de minimis amount) will be waived, released, reduced, discounted or otherwise discharged or compromised by the Mortgagor, except as may be approved in writing by the Mortgagee. The Mortgagor agrees that it will not assign any of the Leases or Rents to any other Person. The Mortgagee shall have no liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. The Mortgagor shall maintain all security deposits in accordance with applicable law.

                  3.02 Revocable License; Agent. Notwithstanding the foregoing, subject to the terms of this Article III, the Mortgagee grants to the Mortgagor a revocable license to operate and manage the Property and to collect the Rents and hereby directs each tenant under a Lease to pay such Rents to, or at the direction of, the Mortgagor, until such time as the Mortgagee provides notice to the contrary to such tenants. The Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due in respect of the Obligations, in trust for the benefit of the Mortgagee for use in the payment of such sums.

                  3.03 Rents. (a) Upon the occurrence and during the continuance of a Noticed Event of Default, without the need for notice or demand, the license granted pursuant to this Article III shall immediately and automatically be revoked and the Mortgagee shall immediately be entitled to possession of all Rents, whether or not the Mortgagee enters upon or takes control of the Property. Upon the revocation of such license, the Mortgagor grants to the Mortgagee the right, at its option, to exercise all the rights granted in
Section 4.02(a). Nothing herein contained shall be construed as constituting the Mortgagee a lender in possession in the absence of the taking of actual possession of the Property by the Mortgagee pursuant to Section 4.02(a). As used herein, a "Noticed Event of Default" shall mean (i) an Event of Default with respect to the Borrower under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Mortgagee has given the Borrower notice that such Event of Default constitutes a "Noticed Event of Default".

                  (b) From and after the termination of such license, the Mortgagor may, at the Mortgagee's direction, be the agent for the Mortgagee in collection of the Rents and all of the Rents so collected by the Mortgagor shall be held in trust by the Mortgagor for the sole and exclusive benefit of the Mortgagee and the Mortgagor shall, within one (1) business day after receipt of any Rents, pay the same to the Mortgagee to be applied by the Mortgagee as provided for herein. All Rents collected shall be applied against all expenses of collection, including, without limitation, attorneys' fees, against costs of operation and management of the Property and against the Obligations, in whatever order or priority as to any of the items so mentioned as the Mortgagee directs in its sole and absolute discretion and without regard to the adequacy of its security. Neither the demand for or collection of Rents by the Mortgagee shall constitute any assumption by the Mortgagee of any obligations under any Lease or agreement relating thereto.

                  (c) Any reasonable funds expended by the Mortgagee to take control of and manage the Property and collect the Rents shall become part of the Obligations secured hereby. Such amounts shall be payable from the Mortgagor to the Mortgagee upon the Mortgagee's demand therefor and shall bear interest from the date of disbursement at the interest rate set forth in Section 1.08(c) of the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law.

                  3.04 Sale of Property. (a) Upon any sale of any portion of the Property by or for the benefit of the Mortgagee pursuant to this Mortgage, the Rents attributable to the part of the Property so sold shall be included in such sale and shall pass to the purchaser free and clear of any rights granted herein to the Mortgagor.

                  (b) The Mortgagor acknowledges and agrees that, upon recordation of this Mortgage, the Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforceable against the Mortgagor and all third parties, including, without limitation, any debtor in possession or trustee in any case under title 11 of the United States Code, without the necessity of (i) commencing a foreclosure action with respect to this Mortgage,
(ii) furnishing notice to the Mortgagor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Property as a lender-in-possession, (v) obtaining the appointment of a receiver of the Rents,
(vi) sequestering or impounding the Rents or (vii) taking any other affirmative action.

                  3.05 Bankruptcy Provisions. Without limiting the provisions of
Article III hereof or the absolute nature of the assignment of the Rents hereunder, the Mortgagor and the Mortgagee agree that, to the extent that the assignment of the Rents hereunder is deemed to be other than an absolute assignment, (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of the Mortgagor acquired before the commencement of a bankruptcy case and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any bankruptcy case. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent the

Mortgagor (or the Mortgagor's bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, the Mortgagor hereby acknowledges and agrees that such Rents are and shall be deemed to be "cash collateral" under Section 363 of the Bankruptcy Code.

                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

                  4.01 Events of Default. The occurrence of (i) an "Event of Default" under and as defined in any of the Credit Documents, (ii) any "event of default" under the Existing Senior Notes Documents or the Refinancing Senior Notes Documents and (iii) any payment default, after any applicable grace period, under any Secured Hedging Agreement shall constitute an Event of Default (each, an "Event of Default") hereunder.

                  4.02 Remedies Upon Default. Upon the occurrence of a Noticed Event of Default, the Mortgagee may, in the Mortgagee's sole discretion, either itself or by or through one or more trustees, agents, nominees, assignees or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights and remedies individually, collectively or cumulatively:

                  (a) either in person or by its agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, (i) enter upon and take possession of the Property or any part thereof and of all books, records and accounts relating thereto or located thereon, in its own name or in the name of the Mortgagor, and do or cause to be done any acts which it deems necessary or desirable to preserve the value of the Property or any part thereof or interest therein, collect the income therefrom or protect the security hereof; (ii) with or without taking possession of the Property make such repairs, alterations, additions and improvements as the Mortgagee deems necessary or desirable and do any and all acts and perform any and all work which the Mortgagee deems necessary or desirable to complete any unfinished construction on the Property; (iii) make, cancel or modify Leases and sue for or otherwise collect the Rents thereof, including those past due and unpaid; (iv) make any payment or perform any act which the Mortgagor has failed to make or perform hereunder; (v) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee; (vi) pay, purchase, contest or compromise any encumbrance, charge or Lien on the Property; and (vii) take such other actions as the Mortgagee deems necessary or desirable;

                  (b) commence and maintain one or more actions at law or in equity or by any other appropriate remedy (i) to protect and enforce the rights of the Mortgagee hereunder, including for the specific performance of any covenant or agreement herein contained (which covenants and agreements the Mortgagor agrees shall be specifically enforceable by injunctive or other appropriate equitable remedy), (ii) to collect any sum then due hereunder, (iii) to aid in the execution of any power herein granted, or (iv) to foreclose this Mortgage in accordance with Section 4.03 hereof;

                  (c) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code;

                  (d) by notice to the Mortgagor (to the extent such notice is required to be given under the Credit Documents), but without formal demand, presentment, notice of intention to accelerate or of acceleration, protest or notice of protest, all of which are hereby waived by the Mortgagor, declare all of the indebtedness secured hereby to be immediately due and payable, and upon such declaration all of such indebtedness shall become and be immediately due and payable, anything in this Mortgage or the other Credit Documents to the contrary notwithstanding; and

                  (e) exercise any other right or remedy available to the Mortgagee under the Secured Debt Agreements.

                  4.03 Right of Foreclosure. (a) Upon the occurrence of a Noticed Event of Default, the Mortgagee shall have the right, in its sole discretion, to proceed at law or in equity to foreclose this Mortgage with respect to all or any portion of the Property by judicial sale under the judgment of a Court of competent jurisdiction, in accordance with the applicable laws of jurisdiction in which the Property is located. If the Property consists of several lots, parcels or items of Property, the Mortgagee may, in its sole discretion: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner the Mortgagee deems in its best interest. Should the Mortgagee desire that more than one sale or other disposition of the Property be conducted, the Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as the Mortgagee may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Mortgage on any part of the Property not sold until all Obligations have been fully paid and performed. The Mortgagee may elect to sell the Property for cash or credit. The Mortgagee may, to the extent permitted by law, adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by an applicable provision of law, the Mortgagee may make such sale at the time and place to which the same shall be so adjourned. With respect to all components of the Property and to the extent allowable by applicable law, the Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property in connection with any foreclosure of this Mortgage, and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with such power, the Mortgagor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request. To the extent permitted by law, any such sale or sales made under or by virtue of this Article IV shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Mortgagor. Upon any sale made under or by virtue of this Article IV, the Mortgagee may, to the extent permitted by law, bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sales price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which the Mortgagee is authorized to deduct by law or under this Mortgage.

                  (b) Any foreclosure of this Mortgage and any other transfer of all or any part of the Property in extinguishment of all or any part of the Obligations may, at the Mortgagee's option, be subject to any or all Leases of all or any part of the Property and the rights of tenants under such Leases. No failure to make any such tenant a defendant in any foreclosure proceedings or to foreclose or otherwise terminate any such Lease and the rights of any such tenant in connection with any such foreclosure or transfer shall be, or be asserted to be, a defense or hindrance to any such foreclosure or transfer or to any proceedings seeking collection of all or any part of the Obligations (including, without limitation, any deficiency remaining unpaid after completion of any such foreclosure or transfer).

                  (c) If the Mortgagor retains possession of the Property or any part thereof subsequent to a sale, the Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if the Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Mortgagor by reason thereof are hereby expressly waived by the Mortgagor.

                  (d) It is agreed and understood that (x) this Mortgage may be enforced only by the action of the Mortgagee acting upon the instructions of the Required Lenders or, if the CA Termination Date (as defined below) has occurred, the holders of a majority of the outstanding principal amount of all remaining Obligations, provided that if prior to the CA Termination Date a payment default with respect to at least $300,000,000 principal amount in the aggregate of Existing Senior Notes and/or Refinancing Senior Notes has continued for at least 180 days (and such defaulted payment has not been received pursuant to a drawing under any letter of credit), the holders of a majority of the outstanding principal amount of the Indebtedness subject to such payment default or defaults can direct the Mortgagee to commence and continue enforcement of the Liens created hereunder, which the Mortgagee shall comply with subject to receiving any indemnity which it reasonably requests, provided further, that the Mortgagee shall thereafter comply only with the directions of the Required Lenders as to carrying out such enforcement so long as such directions are not adverse to the aforesaid directions of the holders of Indebtedness subject to such payment default or defaults, and (y) no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Mortgagee for the benefit of the Secured Creditors as their interest may appear upon the terms of this Mortgage.

                  4.04 Application of Proceeds. (a) To the fullest extent permitted by law, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of, each item of the Property pursuant to this Mortgage (the

"Trust Property Proceeds") shall be applied by the Mortgagee (or the receiver, if one is appointed) as follows:

                           (i) first, to the payment of all Obligations owing to the Mortgagee of the type described in clauses (v), (vi) and (vii) of the definition of Obligations herein;

                           (ii) second, to the extent Trust Property Proceeds of Property remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Obligations secured by such item of Property shall be paid to the Secured Creditors in the manner provided below as their interests may appear, with each Secured Creditor receiving an amount equal to its outstanding Obligations secured by such item of Property or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rate Share of the amount so remaining to be distributed, with any such amount to be applied in the case of the Credit Document Obligations, the Existing Senior Notes Obligations and the Refinancing Senior Notes Obligations, first to the payment of interest in respect of the unpaid principal amount of Loans, Existing Senior Notes or Refinancing Senior Notes, as the case may be, second to the payment of principal of Loans, Existing Senior Notes or Refinancing Senior Notes, as the case may be, and finally to the other Credit Document Obligations, Existing Senior Notes Obligations or Refinancing Senior Notes Obligations, as the case may be; and

                           (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) to the Mortgagor or, to the extent directed by the Mortgagor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement, "Pro Rate Share" shall mean when calculating a Secured Creditor's portion of any distribution or amount pursuant to clause (a) above, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations secured by the relevant item of Property owed such Secured Creditor and the denominator of which is the then outstanding amount of all relevant Obligations secured by the relevant item of Property.

                  (c) All payments required to be made to the (i) Lender Creditors hereunder shall be made to the Administrative Agent for the account of the respective Lender Creditors, (ii) Hedging Creditors hereunder shall be made to the paying agent under the applicable Secured Hedging Agreement or, in the case of Secured Hedging Agreements without a paying agent, directly to the applicable Hedging Creditors, (iii) Existing Senior Notes Creditors hereunder shall be made to the Existing Senior Notes Trustee for the account of the respective Existing Senior Notes Creditors, and (iv) Refinancing Senior Notes Creditors hereunder shall be made to the Refinancing Senior Notes Trustee for the account of the respective Refinancing Senior Notes Creditors.

                  (d) For purposes of applying payments received in accordance with this Section, the Mortgagee shall be entitled to rely upon (i) the Administrative Agent for a determination of the outstanding Credit Document Obligations, (ii) upon any Hedging Creditor for a determination of the outstanding Hedging Obligations owed to such Hedging Creditor, (iii) the

Existing Senior Notes Trustee for a determination of the outstanding Existing Senior Notes Obligations, and (iv) the Refinancing Senior Notes Trustee for a determination of the outstanding Refinancing Senior Notes Obligations. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Mortgagee, in acting hereunder, shall be entitled to assume that no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor.

                  (e) It is understood and agreed that the Mortgagor shall remain liable to the extent of any deficiency between (x) the amount of the Obligations for which it is responsible directly or as a guarantor that are satisfied with proceeds of the Property and (y) the aggregate outstanding amount of such Obligations.

                  4.05 Appointment of Receiver. Upon the occurrence and during the continuance of a Noticed Event of Default, the Mortgagee as a matter of strict right and without notice to the Mortgagor or anyone claiming under the Mortgagor, and without regard to the adequacy or the then value of the Property or the interest of the Mortgagor therein or the solvency of any party bound for payment of the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and the Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual rights, powers and duties of receivers in like or similar cases and all the rights, powers and duties of the Mortgagee in case of entry as provided in
Section 4.02 hereof, including but not limited to the full power to rent, maintain and otherwise operate the Property upon such terms as are approved by the court and shall continue as such and exercise all such powers until the date of confirmation of sale of the Property unless such receivership is sooner terminated.

                  4.06 Exercise of Rights and Remedies. The entering upon and taking possession of the Property, the collection of any Rents and the exercise of any of the rights contained in this Article IV, shall not, alone, cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Property or the collection, receipt and application of Rents, the Mortgagee shall be entitled to exercise every right provided for herein or in the Credit Documents, the Existing Senior Notes Documents or the Refinancing Senior Notes Documents, or at law or in equity upon the occurrence of any Event of Default.

                  4.07 Remedies Not Exclusive. The Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security deed, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the powers herein contained, shall prejudice or in any manner affect the Mortgagee's right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being agreed that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as it may in its absolute and sole discretion and election determine. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy herein or in any of the other Secured Debt Agreements or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy to which the Mortgagee is entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies. No delay or omission of the Mortgagee to, exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed as a waiver of any Event of Default or any acquiescence therein. If the Mortgagee shall have proceeded to invoke any right or remedy hereunder or under any other Secured Debt Agreement, and shall thereafter elect to discontinue or abandon it for any reason, the Mortgagee shall have the unqualified right to do so and, in such an event, the rights and remedies of the Mortgagee shall continue as if such right or remedy had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of the Mortgagee thereafter to exercise any right or remedy under the Secured Debt Agreements for such Event of Default.

                  4.08 WAIVER OF REDEMPTION. NOTICE. MARSHALLING, ETC. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, TO THE EXTENT PERMITTED BY LAW, THE MORTGAGOR ACKNOWLEDGING THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS HEREUNDER; (A) WILL NOT (I) AT ANY TIME INSIST UPON, OR PLEAD, OR IN ANY MANNER WHATSOEVER, CLAIM OR TAKE ANY BENEFIT OR ADVANTAGE OF ANY STAY OR EXTENSION OR MORATORIUM LAW, PRESENT OR FUTURE STATUTE OF LIMITATIONS, ANY LAW RELATING TO THE ADMINISTRATION OF ESTATES OF DECEDENTS, APPRAISEMENT, VALUATION, REDEMPTION, STATUTORY RIGHT OF REDEMPTION, OR THE MATURING OR DECLARING DUE OF THE WHOLE OR ANY PART OF THE OBLIGATIONS, NOTICE OF INTENTION OF SUCH MATURING OR DECLARING DUE, OTHER NOTICE (WHETHER OF DEFAULTS, ADVANCES, THE CREATION, EXISTENCE, EXTENSION OR RENEWAL OF ANY OF THE OBLIGATIONS OR OTHERWISE, EXCEPT FOR RIGHTS TO NOTICES EXPRESSLY GRANTED HEREIN OR IN THE CREDIT DOCUMENTS), SUBROGATION, ANY SET-OFF RIGHTS, HOMESTEAD OR ANY OTHER EXEMPTIONS FROM EXECUTION OR SALE OF THE PROPERTY OR ANY PART THEREOF, WHEREVER ENACTED, NOW OR AT ANY TIME HEREAFTER IN FORCE, WHICH MAY AFFECT THE COVENANTS AND TERMS OF PERFORMANCE OF THIS MORTGAGE, OR (II) CLAIM, TAKE OR INSIST UPON ANY BENEFIT OR ADVANTAGE OR ANY LAW NOW OR HEREAFTER IN FORCE PROVIDING FOR THE VALUATION OR APPRAISAL OF THE PROPERTY OR ANY PART THEREOF, PRIOR TO ANY SALE OR SALES THEREOF WHICH MAY BE MADE PURSUANT TO ANY PROVISION HEREOF, OR PURSUANT TO THE DECREE, JUDGMENT OR ORDER OF ANY COURT OF COMPETENT JURISDICTION; OR (III) AFTER ANY SUCH SALE OR SALES, CLAIM OR EXERCISE ANY RIGHT UNDER ANY STATUTE HERETOFORE OR HEREAFTER ENACTED TO REDEEM THE PROPERTY SO SOLD OR ANY PART THEREOF; AND (B) COVENANTS NOT TO HINDER, DELAY OR IMPEDE THE EXECUTION OF ANY POWER HEREIN GRANTED OR DELEGATED TO THE MORTGAGEE, BUT TO SUFFER AND PERMIT THE EXECUTION OF EVERY POWER AS THOUGH NO SUCH LAW OR LAWS HAD BEEN MADE OR ENACTED. THE MORTGAGOR, FOR ITSELF AND ALL

WHO MAY CLAIM UNDER IT, WAIVES, TO THE EXTENT THAT IT LAWFULLY MAY, ALL RIGHT TO HAVE THE PROPERTY MARSHALLED UPON ANY FORECLOSURE HEREOF.

                  4.09 Expenses of Enforcement. In connection with any action to enforce any remedy of the Mortgagee under this Mortgage, the Mortgagor agrees to pay all costs and expenses which may be paid or incurred by or on behalf of the Mortgagee, including, without limitation, reasonable attorneys' fees, receiver's fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title and value as the Mortgagee may deem necessary or desirable, and neither the Mortgagee nor any other Person shall be required to accept tender of any portion of the Obligations unless the same be accompanied by a tender of all such expenses, costs and commissions. All of the costs and expenses described in this Section 4.09, and such expenses and fees as may be incurred in the protection of the Property and the maintenance of the Lien of this Mortgage, including the reasonable fees of any attorney employed by the Mortgagee in any litigation or proceeding, including appellate proceedings, affecting this Mortgage or the Property (including, without limitation, the occupancy thereof or any construction work performed thereon), including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding whether or not an action is actually commenced, shall be immediately due and payable by the Mortgagor, with interest thereon at the rate of interest set forth in the Credit Documents and shall be part of the Obligations secured by this Mortgage.

                                    ARTICLE V

                             ADDITIONAL COLLATERAL

                  5.01 Additional Collateral. (a) The Mortgagor acknowledges and agrees that the Obligations are secured by the Property and various other collateral including, without limitation, at the time of execution of this Mortgage certain personal property of the Mortgagor described in the Credit Documents. The Mortgagor specifically acknowledges and agrees that the Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Obligations. Accordingly, the Mortgagor acknowledges that it is in the Mortgagor's contemplation that the other collateral pledged to secure the Obligations may be pursued by the Mortgagee in separate proceedings in the various States, counties and other countries where such collateral may be located and additionally that the Mortgagor liable for payment of the Obligations will remain liable for any deficiency judgments in addition to any amounts the Mortgagee may realize on sales of other property or any other collateral given as security for the Obligations. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Mortgage, the Indebtedness evidencing the Obligations shall not be deemed merged into any judgment of foreclosure, but rather shall remain outstanding. It is the further intent and understanding of the parties that the Mortgagee, following a Noticed Event of Default, may pursue all of its collateral with the Obligations remaining outstanding and in full force and effect notwithstanding any judgment of foreclosure or any other judgment which the Mortgagee may obtain.

                  (b) The Mortgagor acknowledges and agrees that the Property and the property which may from time to time be encumbered by the other Credit Documents may be located in more than one State or country and therefore the Mortgagor waives and relinquishes any and all rights it may have, whether at law or equity, to require the Mortgagee to proceed to enforce or exercise any rights, powers and remedies it may have under the Credit Documents in any particular manner, in any particular order, or in any particular State or other jurisdiction. Furthermore, the Mortgagor acknowledges and agrees that the Mortgagee shall be allowed to enforce payment and performance of the Obligations and to exercise all rights and powers provided under this Mortgage, or the other Credit Documents or under any provision of law, by one or more proceedings, whether contemporaneous, consecutive or both in any one or more States in which the security is located. Neither the acceptance of this Mortgage, or any Credit Document nor its enforcement in one State, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of the Credit Documents through one or more additional proceedings, in that State or in any other State or country.

                  (c) The Mortgagor further agrees that any particular remedy or proceeding, including, without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more States as to all or any part of the Property or the property encumbered by the Credit Documents, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Property and the property encumbered by the Credit Documents.

                  (d) The Mortgagee may resort to any other security held by the Mortgagee for the payment of the Obligations in such order and manner as the Mortgagee may elect.

                  (e) Notwithstanding anything contained herein to the contrary, the Mortgagee shall be under no duty to the Mortgagor or others, including, without limitation, the holder of any junior, senior or subordinate mortgage on the Property or any part thereof or on any other security held by the Mortgagee, to exercise or exhaust all or any of the rights, powers and remedies available to the Mortgagee.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.01 Governing Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens, security title and security interests herein granted shall be governed by and construed under the laws of the state in which the Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to choice of laws provisions.

                  6.02 Limitation on Interest. It is the intent of the Mortgagor and the Mortgagee in the execution of this Mortgage and all other instruments evidencing or securing the Obligations to contract in strict compliance with applicable usury laws. In furtherance thereof, the Mortgagee and the Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage shall ever be construed to create a contract for the use, forbearance or retention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law. If this Mortgage or any other instrument evidencing or securing the Obligations violates any applicable usury law, then the interest rate payable in respect of the Loans shall be the highest rate permissible by law.

                  6.03 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communications) and mailed, telegraphed, telexed, telecopied, cabled or delivered (including by way of overnight courier):

                  (i)      if to the Mortgagor, at;

                           R J. Reynolds Tobacco Company
                           401 North Main Street,
                           Winston-Salem, North Carolina 27102

                  (ii)     if to the Mortgagee, at:

                           JPMorgan Chase Bank
                           270 Park Avenue
                           New York, New York 10017
                           Attn.: Raju Nanoo
                           Tel. No.: 212-270-2272
                           Fax. No.: 212-270-5120

                  (iii) if to any Lender (other than the Mortgagee), at such address as such Lender shall have specified in the Credit Agreement;

                  (iv) if to any Hedging Creditor, at such address as such Hedging Creditor shall have specified in writing to the Mortgagor and the Mortgagee;

                  (v) if to any Existing Senior Notes Creditor, at such address of the Existing Senior Notes Trustee as the Existing Senior Notes Trustee shall have specified in writing to the Mortgagor and the Mortgagee;

                  (vi) if to any Refinancing Senior Notes Creditor, at such address of the Refinancing Senior Notes Trustee as the Refinancing Senior Notes Trustee shall have specified in writing to the Mortgagor and the Mortgagee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. Except as otherwise expressly provided herein, all such notices and communications shall be deemed to have been duly given or made (i) in the case of any Secured Creditor, when received and (ii) in the case of the Mortgagor, when delivered to the Mortgagor in any manner required or permitted hereunder.

                  6.04 Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties and are not a part of this Mortgage.

                  6.05 Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Mortgagee (with the consent of (x) if prior to the CA Termination Date, the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders and (y) if on and after the CA Termination Date, the holders of at least a majority of the outstanding principal amount of the Obligations remaining outstanding), provided that (i) no such change, waiver, modification or variance shall be made to Section 4.04 hereof or this Section 6.05 without the consent of each Secured Creditor adversely affected thereby and (ii) that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (w) the Lender Creditors as holders of the Credit Document Obligations, (x) the Hedging Creditors as holders of the Hedging Obligations, (y) the Existing Senior Notes Creditors as holders of the Existing Senior Notes Obligations, and (z) the Refinancing Senior Notes Creditors as holders of the Refinancing Senior Notes Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (w) with respect to each of the Credit Document Obligations, the Required Lenders, (x) with respect to the Hedging Obligations, the holders of at least a majority of all Secured Hedging Obligations outstanding from time to time, (y) with respect to the Existing Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the Existing Senior Notes, (z) with respect to the Refinancing Senior Notes Obligations, the holders of at least a majority of the outstanding principal amount of the Refinancing Senior Notes.

                  6.06 Obligations Absolute. The Obligations of the Mortgagor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Mortgage, any other Credit Document, any Secured Hedging Agreement, any Existing Senior Notes Document or any Refinancing Senior Notes Document; or (c) any amendment to or modification of any Credit Document, any Secured Hedging Agreement, any Existing Senior Notes Document or any Refinancing Senior Notes Document or any security for any of the Obligations; whether or not the Mortgagor shall have notice or knowledge of any of the foregoing.

                  6.07 Further Assurances. The Mortgagor shall, upon the request of the Mortgagee and at the expense of the Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or any UCC financing statements filed in connection herewith; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds to secure debt, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and to subject to the liens and security interests hereof any property intended by the terms hereof to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by the Mortgagee to protect, continue or perfect the liens or security interests hereunder against the rights or interests of third persons.

                  6.08 Partial Invalidity. If any of the provisions of this Mortgage or the application thereof to any person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

                  6.09 Partial Releases. No release from the Lien of this Mortgage of any part of the Property by the Mortgagee shall in any way alter, vary or diminish the force or effect of this Mortgage on the balance of the Property or the priority of the Lien of this Mortgage on the balance of the Property.

                  6.10 Priority. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

                  6.11 Covenants Running with the Land. All Obligations are intended by the Mortgagor and the Mortgagee to be, and shall be construed as, covenants running with the Property. As used herein, the "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Property. All persons who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; provided, however, that no such party shall be entitled to any rights thereunder without prior written consent of the Mortgagee.

                  6.12 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of the Mortgagee and the Mortgagor and their respective successors and assigns. Except as otherwise permitted by Credit Agreement, the Mortgagor shall not, without the prior written consent of the Mortgagee, assign any rights, duties, or obligations hereunder.

                  6.13 Purpose of Loans. The Mortgagor hereby represents and agrees that the Loans, Existing Senior Notes and Refinancing Senior Notes are being obtained or issued for business or commercial purposes, and the proceeds thereof will not be used for personal, family, residential, household or agricultural purposes.

                  6.14 No Joint Venture or Partnership. The relationship created hereunder and under the other Credit Documents, the Secured Hedging Agreements, the Existing Senior Notes Documents and the Refinancing Senior Notes Documents is that of creditor/debtor. The

Mortgagee does not owe any fiduciary or special obligation to the Mortgagor and/or any of the Mortgagor's, officers, partners, agents, or representatives. Nothing herein or in any other Credit Document, any Secured Hedging Agreement, any Existing Senior Notes Document or any Refinancing Senior Notes Document is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between the Mortgagor and the Mortgagee.

                  6.15 The Mortgagee as Collateral Agent for Secured Creditors. It is expressly understood and agreed that the rights and obligations of the Mortgagee as holder of this Mortgage and as Collateral Agent for the Secured Creditors and otherwise under this Mortgage are only those expressly set forth in this Mortgage and in the Credit Agreement. The Mortgagee shall act hereunder pursuant to the terms and conditions set forth herein and in Annex M to the Security Agreement, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety (for such purpose, treating each reference to the "Security Agreement" as a reference to this Agreement, each reference to the "Collateral Agent" as a reference to the Mortgagee and each reference to an "Assignor" as a reference to a "Mortgagor").

                  6.16 Full Recourse. This Mortgage is made with full recourse to the Mortgagor (including as to all assets of the Mortgagor, including the Property and the Secured Property).

                  6.17 Reduction of Secured Amount. In the event the amount secured by this Mortgage is less than the aggregate Obligations, then the amount secured hereby shall be reduced only by the last and final sums that the Mortgagor or the Borrower repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations. So long as the balance of the Obligations exceeds the amount secured hereby, any payments of the Obligations shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Obligations as are secured by other collateral located outside of the state in which the Property is located or are unsecured.

                  6.18 Acknowledgment of Receipt. The Mortgagor hereby acknowledges receipt of a true copy of this Mortgage.

                  6.19 Release Payment. (a) After the Termination Date (as defined below), this Mortgage shall terminate (provided that all indemnities set forth herein shall survive any such termination) and the Mortgagee, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage. As used in this Mortgage, (i) "CA Termination Date" shall mean the date upon which the Total Commitment has been terminated, no Letter of Credit or Note under the Credit Agreement is outstanding and all other Credit Document Obligations have been paid in full in cash (other than arising from indemnities for which no request for payment has been made) and
(ii) "Termination Date" shall mean the date upon which (x) the CA Termination Date shall have occurred and (y) if (but only if) a Notified Non-Credit Agreement Event of Default (as defined below) shall have occurred and be continuing on the CA Termination Date (and after giving effect thereto), either
(I) such Notified Non-Credit Agreement Event of Default shall have been cured or waived by the requisite holders of the relevant Obligations subject to such Notified Non-Credit Agreement Event of Default or (II) all Secured Hedging Agreements

(if any) giving rise to a Notified Non-Credit Agreement Event of Default shall have been terminated and all Obligations subject to such Notified Non-Credit Agreement Event of Default shall have been paid in full (other than arising from indemnities for which no request for payment has been made). As used herein "Notified Non-Credit Agreement Event of Default" means (i) the acceleration of the maturity of any Existing Senior Notes or Refinancing Senior Notes or the failure to pay at maturity any Existing Senior Notes or Refinancing Senior Notes, or the occurrence of any bankruptcy or insolvency Event of Default under the Existing Senior Notes Indenture or the Refinancing Senior Notes Indenture, or (ii) any Event of Default under a Secured Hedging Agreement, in the case of any event described in clause (i) or (ii) to the extent the Existing Senior Notes Trustee, the Refinancing Senior Notes Trustee or the relevant Hedging Creditor, as the case may be, has given written notice to the Mortgagee that a "Notified Non-Credit Agreement Event of Default" exists; provided that such written notice may only be given if such Event of Default is continuing and, provided further, that any such Notified Non-Credit Agreement Event of Default shall cease to exist (I) once there is no longer any Event of Default under the Existing Senior Notes Indenture, the Refinancing Senior Notes Indenture or the respective Secured Hedging Agreement, as the case may be, in existence, (II) in the case of an Event of Default under the Existing Senior Notes Indenture or the Refinancing Senior Notes Indenture, after all Existing Senior Notes Obligations or Refinancing Senior Notes Obligations, as the case may be, have been repaid in full, (III) in the case of an Event of Default under a Secured Hedging Agreement, such Secured Hedging Agreement has been terminated and all Hedging Obligations thereunder repaid in full, (IV) in the case of an Event of Default under the Existing Senior Notes Indenture or the Refinancing Senior Notes Indenture, if the Existing Senior Notes Creditors or the Refinancing Senior Notes Creditors, as the case may be, holding at least a majority of the aggregate principal amount of the outstanding Existing Senior Notes or the Refinancing Senior Notes, as the case may be, at such time have rescinded such written notice and (V) in the case of an Event of Default under a Secured Hedging Agreement, the requisite Hedging Creditors with Hedging Obligations thereunder at such time have rescinded such written notice.

                  (b) So long as no Notified Non-Credit Agreement Event of Default has occurred and is continuing, in the event that (x) prior to the CA Termination Date, (i) any part of the Property is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 8.02 of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by Section 8.02 of the Credit Agreement" if the proposed transaction is not prohibited by the Credit Agreement) or (ii) all or any part of the Property is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 12.12 of the Credit Agreement), and the proceeds of such sale or disposition or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied (it being understood and agreed by the Mortgagor and the Mortgagee that so long as no Noticed Event of Default has occurred and is continuing, the Mortgagor may use such proceeds as the Mortgagor may reasonably determine) or
(y) on and after the CA Termination Date, any part of the Property is sold or otherwise disposed of without violating the Existing Senior Notes Documents, the Refinancing Senior Notes Documents and the Secured Hedging Agreements, the Mortgagee, at the request and expense of the Mortgagor, will release such Property from this Mortgage in the manner provided in clause (a) above (it being understood and agreed that upon the release of all or any portion of the Property by the Mortgagee at the direction of the Lenders as provided above, the Lien on the Property in favor of the Hedging Creditors, the Existing Senior Notes Creditors and the Refinancing Senior Notes Creditors shall automatically be released).

                  (c) In addition to the foregoing, all Property shall be automatically released (subject to reinstatement upon the occurrence of a new Trigger Event) in accordance with the provisions of the last sentence of Section 7.10(b) of the Credit Agreement.

                  (d) At any time that the Mortgagor desires that the Mortgagee take any action to give effect to any release of Property pursuant to the foregoing Section 6.19(a), (b) or (c), it shall deliver to the Mortgagee a certificate signed by an authorized officer describing the Property to be released and certifying its entitlement to a release pursuant to the applicable provisions of Sections 6.19(a), (b) or (c) and in such case the Mortgagee, at the request and expense of the Mortgagor, will execute such documents (without recourse and without any representation or warranty) as required to duly release such Property. The Mortgagee shall have no liability whatsoever to any Secured Creditor as the result of any release of Property by it as permitted by (or which the Mortgagee in good faith believes to be permitted by) this Section
6.19. Upon any release of Property pursuant to Section 6.19(a), (b) or (c), so long as no Noticed Event of Default is then in existence, none of the Secured Creditors shall have any continuing right or interest in such Property, or the proceeds thereof (subject to reinstatement rights upon the occurrence of a new Trigger Event in the case of a release pursuant to Section 6.19(c)(i)).

                  6.20 Time of the Essence. Time is of the essence of this Mortgage.

                  6.21 The Mortgagee's Powers. Without affecting the liability of any other Person liable for the payment and performance of the Obligations and without affecting the Lien of this Mortgage in any way, the Mortgagee (acting at the direction of the requisite holders of the relevant Obligations affected thereby) may, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, right, title or interest in or to the Property, (a) release any Persons liable for the Obligations, (b) extend the maturity of, increase or otherwise alter any of the terms of the Obligations, (c) modify the interest rate payable on the principal balance of the Obligations, (d) release or reconvey, or cause to be released or reconveyed, all or any portion of the Property, or (e) take or release any other or additional security for the Obligations.

                  6.22 Rules of Usage. The following rules of usage shall apply to this Mortgage unless otherwise required by the context:

                  (a) Singular words shall connote the plural as well as the singular, and vice versa, as may be appropriate.

                  (b) The words "herein", "hereof and "hereunder" and words of similar import appearing in each such document shall be construed to refer to such document as a whole and not to any particular section, paragraph or other subpart thereof unless expressly so stated.

                  (c) References to any Person shall include such Person and its successors and permitted assigns.

                  (d) Each of the parties hereto and their counsel have reviewed and revised, or requested revisions to, such documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of such documents and any amendments or exhibits thereto.

                  (e) Unless an express provision requires otherwise, each reference to "the Property" shall be deemed a reference to "the Property or any part thereof", and each reference to "Secured Property" shall be deemed a reference to "the Secured Property or any part thereof".

                  6.23 No Off-Set. All sums payable by the Mortgagor shall be paid without counterclaim, other compulsory counterclaims, set-off, or deduction and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein or in the Credit Agreement) by reason of:
(i) any damage or any condemnation of the Property or any part thereof; (ii) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; or (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagee or the Mortgagor, or any action taken with respect to this Mortgage by any agent or receiver of the Mortgagee. The Mortgagor waives, to the extent permitted by law, all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Obligations.

                  6.24 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE MORTGAGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE MORTGAGOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS PRENTICE-HALL CORPORATION SYSTEM, INC., WITH OFFICES ON THE DATE HEREOF AT 80 STATE STREET, ALBANY, NEW YORK 12207-2543 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE MORTGAGOR SHALL DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THIS MORTGAGE. THE MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE

PREPAID, TO THE MORTGAGOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 6.03 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION INCLUDING, BUT NOT LIMITED TO THE JURISDICTION WHERE THE PROPERTY IS LOCATED WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST GRANTED BY THIS MORTGAGE.

                  (b) THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS MORTGAGE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  6.25 Future Advances. This Mortgage is given to secure the Mortgagor's obligations under, or in respect of, the Credit Documents, the Existing Senior Notes Documents and the Refinancing Senior Notes Documents to which the Mortgagor is "party" and shall secure not only obligations with respect to presently existing indebtedness under the foregoing documents and agreements but also any and all other indebtedness now owing or which may hereafter be owing by the Mortgagor or the Borrower, as the case may be, to the Secured Creditors, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement, whether such advances are obligatory or to be made at the option of the Lenders, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The lien of this Mortgage shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder's office of the county in which the Property is located. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances. Although this Mortgage is given wholly or partly to secure all future obligations which may be incurred hereunder and under the other Secured Debt Agreements, whether obligatory or optional, the Mortgagor and the Mortgagee hereby acknowledge and agree that the Mortgagee and the other Secured Creditors are obligated by the terms of the Secured Debt Agreements to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Secured Debt Agreements.

                  The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment may be taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE PROPERTY.

                  IN WITNESS WHEREOF, this Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing has been duly executed by the Mortgagor as of the date first written above.

    Signed, sealed, and delivered in        R. J. REYNOLDS TOBACCO COMPANY,
    presence of                             North Carolina corporation

    /s/ Mr. Dara Folan
    --------------------
    Mr. Dara Folan, III                     By: /s/ Lynn L. Lane
                                                -------------------
    /s/ Alexandre Brodbeck                  Its: SVP and Treasurer
    -----------------------
    Alexandre Brodbeck

STATE OF NEW YORK      )
                       )                ACKNOWLEDGMENT
COUNTY OF NEW YORK     )

I, Jonathan J. Katz a Notary Public in and for the County and State aforesaid, certify that Lynn L. Lane, the Senior Vice President and Treasurer of R. J. Reynolds Tobacco Company, a North Carolina corporation, the Mortgagor, personally appeared before me this day and acknowledged the execution of the foregoing instrument by her on behalf of the Mortgagor.

WITNESS my hand and official stamp or seal this 30th day of July, 2004.

                                                /s/ JONATHAN J KATZ
                                                --------------------------------
                                                Notary Public for New York
                                                My Commission Expires: 8/11/2007

         Jonathan J. Katz
 Notary Public, State of New York
    Commission # 0 1 KA6096856
    Qualified In New York County
 Commission Expires August 11, 2007

                                                                       EXHIBIT A

                               DESCRIPTION OF LAND

ALL that piece, parcel or tract of land with improvements thereon lying, situate and being in the County of Cherokee, State of South Carolina, shown and designated as Tracts No. 1, 2, 3, 4, 5, 6, 7, 8 and 10 on plat of property of Daniel Construction Company prepared by Davis and Floyd Engrs., Inc., dated 27 September, 1962, recorded in the office of the Clerk of Court for Cherokee County in Book 4X at page 244, and being more particularly described with reference to said plat as follows:

BEGINNING at the northwestern corner of said tract at a point on the southeasterly side of Frontage Road of Interstate Highway 85 and running thence along the southeasterly side of said Frontage Road, N. 54-02 E. 784.81 feet to a point; thence N. 54-02 E. 291.70 feet to a concrete monument; thence N. 54-12 E.
437.50 feet to a point; thence N. 54-12 E. 242.26 feet to a point; thence N. 54-12 E. 18.70 feet to a concrete monument; thence N. 48-07 E. 49.52 feet to a point; thence N. 48-07 E. 47.10 feet to a concrete monument; thence N. 54-10 E.
602.86 feet to a concrete monument; thence S. 37-00 E. 10.21 feet to a concrete monument; thence N. 54-29 E. 408.05 feet to a concrete monument; thence along said Frontage Road in a curve the following courses and distances, to-wit: N. 61-47 E. 100.00 feet; N. 84-31 E. 100.00 feet; S. 81-14 E. 100.00 feet; and S.
78-54 E. 236.85 feet to a point; thence continuing along said road, S. 78-54 E.
22.20 feet to a concrete monument; thence N. 78-50 E. 61-58 feet to a point; thence turning and running S. 58-44 E. 73.75 feet to a point on the westerly side of South Carolina Highway 99; thence along the westerly side of said highway, S. 16-16 E. 553.84 feet to a point; thence S. 15-38 E. 135.50 feet to a point; thence S. 15-38 E. 31.71 feet to a point; thence S.13-42 E. 117.21 feet to a point; thence S. 12-37 E. 125.75 feet to a point at the intersection of said South Carolina Highway 99 and property of the Southern Railway System; thence turning and running along the northwesterly side of said railway property, S. 41-55 W. 275.02 feet to a point; thence S. 41-55 W. 400.21 feet to a point; thence S. 41-39 W. 166.49 feet to a point; thence S. 41-39 W. 288.64 feet to a point; thence continuing along a curve in said railway property, the chords of which are as follows: S. 34-25 W. 235.69 feet; S. 27-46 W. 300.00 feet; S. 16-55 W. 425.71 feet to a point; thence S. 4-56 W. 17.39 feet to a point; thence S. 4-56 W. 116.09 feet to a point; thence turning and running S. 26-25 W. 493.00 feet to a point; thence turning and running S. 72-42 W. 538.43 feet to a point; thence N. 40-34 W. 1642.78 feet to a point; thence N. 56-09 W.
298.90 feet to a point; thence N. 15-51 E. 115.50 feet to a point; thence N. 21-10 W. 209.01 feet to the beginning corner, containing 133.26 acres, more or less.

ALSO, ALL that piece, parcel or tract of land with improvements thereon lying, situate and being in the County of Cherokee, State of South Carolina, shown and designated as Tract No. 9 on plat above referred to, less two portions of said tract heretofore conveyed by the grantor herein to Arail A. Thomas and Horace W. Burgess, which portions conveyed out are shown and designated as Tracts A and C, and the remaining portion conveyed herein is shown and designated as Tract B on separate plat of property of Daniel Construction Company prepared by Davis and Floyd Engrs., Inc., dated 29 September 1962, recorded in the office of the Clerk of Court for Cherokee County in Book 4X at page 261, and being more particularly described with reference to said latter plat as follows:

BEGINNING at an iron pin on the easterly side of the South Carolina Highway 99, joint front corner of Tracts C and B, and running thence along the easterly side of said highway, N. 16-18 W. 284.00 feet to an iron pin, joint front corner of Tracts A and B; thence along the common line of said tracts, N. 73-42 E. 478.24 feet to iron pin in property line of Frank and Edwina D. Neal; thence S. 19-34
E. 284.44 feet to an iron pin joint rear corner of Tracts B and C; thence along the common line of said tracts, S. 73-42 W. 494.45 feet to an iron pin, the point of beginning, containing 3.17 acres, more or less.

TOGETHER with all the right, title and interest of the grantor in and to the following properties: that property lying between the center line of Interstate Highway 85 and the northwesterly boundary of property hereinabove described; also that property lying between the center line of the Southern Railway System and the southeasterly boundary of property herein-above described; and also that property lying within the right of way of South Carolina Highway 99 adjoining Tracts 7 and 8 on the east and Tract 9 on the west, less the right, title and interest to portions of same granted to Arail A. Thomas and Horace W. Burgess in deeds above referred to.

                                    Continued

                              EXHIBIT "A" CONTINUED

TOGETHER with all right, title and interest in and to that certain lease of water rights, and all other rights leased therein, executed by Arail A. Thomas to C. C. Moorhead, Jr., dated March 27, 1961, recorded in the office of the Clerk of Court for Cherokee County in Volume 4X at page 174 and later assigned by deed of Columbus C. and Margaret O. Moorhead, Jr. dated September 28, 1962, and recorded in Volume 5N at page 101.

This being the same property conveyed to the Brown & Williamson U.S.A., Inc. by deed of Brown & Williamson Tobacco Corporation recorded on___________________________, 2004 in the Office of the Register of Deeds for Cherokee County in Deed Book____________at Page________. Brown & Williamson USA, Inc., by merger and name change, is now known as R. J. Reynolds Tobacco Company, the Mortgagor herein.

Tax Map Number 191-00-00-027.00

                                                                      SCHEDULE 1

                             CREDIT AGREEMENT LOANS

The Credit Document Obligations secured by this Mortgage are evidenced by the Credit Agreement (including the Mortgagor's obligations under the Subsidiary Guaranty), which provides that the Mortgagor is obligated for the payment and performance of, without limitation, the following: (i) Revolving Loans in the original aggregate principal amount of up to $486,250,000 and having final maturity dates no later than February 13, 2006 (or, if the Existing Senior Notes due on May 15, 2006 have been refinanced in full with the proceeds of a new issuance or issuances of Refinancing Senior Notes in an aggregate principal amount equal to at least the aggregate principal amount of such Existing Senior Notes so refinanced on or prior to February 13, 2006, January 30, 2007), as such date may be extended for such Lender pursuant to Section 1.13 of the Credit Agreement (the "Revolving Loan Maturity Date"); (ii) Swingline Loans in the original aggregate principal amount of up to $60,000,000, and having a final maturity date no later than five business days prior to the Revolving Loan Maturity Date. The Parent and/or one or more of its Subsidiaries may enter into Interest Rate Protection Agreements and Other Hedging Agreements (together with the Existing Interest Rate Swap Agreement), and the Borrower may also request Letters of Credit in accordance Section 2 of the Credit Agreement.

                                       ii